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                                                                     EXHIBIT 3.2


                          CERTIFICATE OF CORRECTION OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          CHANCELLOR MEDIA CORPORATION


It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is

                           Chancellor Media Corporation

                  2. The Amended and Restated Certificate of Incorporation of the Corporation, which was filed by the Secretary of State of Delaware on July 13, 1999, is hereby corrected.

                  3. The inaccuracy to be corrected in said instrument is as follows:

                           Exhibits A and B referenced in the Amended and Restated Certificate of Incorporation of the Corporation were inadvertently omitted.

                  4. The portion of the instrument in corrected form is as follows:

                           See Exhibits A and B, attached hereto and incorporated herein by reference.


         Executed on July 14, 1999

         /s/ William S. Banowsky, Jr.
         ------------------------------------
             William S. Banowsky, Jr.
             Executive Vice President